AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                iSecureTrac Corp.

         The undersigned, Thomas E. Wharton, Jr., certifies that he is the President of iSecureTrac Corp., a corporation organized and existing under the laws of the State of Delaware, and hereby certifies as follows:

         1.  The name of the Corporation is iSecureTrac Corp.

         2. The Original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 17, 1986, under the name Sage Analytics International, Inc.

         3. This Restated Certificate of Incorporation of the corporation has been duly adopted by resolutions of the Board of Directors of the corporation in accordance with the provisions of Section 242 and 245 of the General Corporation Law of the State of Delaware and, upon filing with the Secretary of State in accordance with Section 103, shall thenceforth supersede the original Certificate of Incorporation, as heretofore amended, and shall, as it may thereafter be amended or supplemented in accordance with its terms and applicable law, be the Certificate of Incorporation of the corporation.

         4. The text of the Certificate of Incorporation of the corporation is hereby amended and restated to read in its entirety as follows:

                                 ARTICLE 1. NAME

         The name of the Corporation is iSecureTrac Corp.

                     ARTICLE 2. REGISTERED OFFICE AND AGENT

         The registered office of the Corporation in the State of Delaware is to be located at 220 Continental Drive, City of Newark, County of New Castle; its registered agent at the address shall be American Guaranty and Trust Company.

                               ARTICLE 3. PURPOSE

         The purpose of the Corporation is to engage in any lawful act of activity for which corporations may be organized under the General Corporation Law of Delaware.

                            ARTICLE 4. CAPITAL STOCK

         The total number of shares of stock which the corporation shall have authority to issue is 151,000,000 consisting of 150,000,000 shares of Common Stock, $.001 par value per share (the "Common Stock"), and 1,000,000 shares of Preferred Stock, $.01 par value per share (the "Preferred Stock").

         The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                  (a)  The   designation   of  the  series,   which  may  be  by
         distinguishing number, letter or title;

                  (b) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

                  (c) The amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;

                  (d) Dates at which dividends, if any, shall be payable;

                  (e) The redemption rights and price or prices, if any, for shares of the series;

                  (f) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

                  (g) The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

                  (h) Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

                  (i) Restrictions on the issuance of shares of the same series or of any other class or series; and

                  (j) The voting rights, if any, of the holders of shares of the series.

         Effective as of December 18, 1997, each twenty (20) outstanding shares of Common Stock and Preferred Stock will be combined and converted into one (1) share each of the Common Stock and Preferred Stock, respectively, provided that no fractional shares shall be issued but shall be rounded up to the nearest whole number. There shall be no increase or decrease in the corporation's authorized capital stock or its par value per share, or in the corporation's capital.

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

         Effective as of 8:00 a.m., Eastern Time, on September 19, 2005 (the "Effective Time"), each ten (10) outstanding shares of the Corporation's Common Stock, par value $0.001 per share, will be automatically combined and converted into one (1) share of the Common Stock, par value $0.001 per share; provided, however, there shall be no decrease in the total number of shares of authorized capital stock of the Corporation or any change to the par value per share of the Corporation's capital stock as a result of such combination of shares, and, provided further, that no fractional shares shall be issued as a result of such combination of shares, but rather any holder at the Effective Time of a number of shares of Common Stock not evenly divisible by ten will receive one additional whole share of Common Stock for such fractional share resulting from such combination upon surrender of the certificate representing such fractional share, and each such additional share shall be duly issued, fully paid and nonassessable for all purposes.

                          ARTICLE 5. PREEMPTIVE RIGHTS

         No stockholder of the Corporation shall have any preemptive rights to purchase, subscribe for or otherwise acquire any share or other securities of the Corporation, whether now or hereafter authorized, and any and all preemptive rights are hereby denied.

                              ARTICLE 6. DIRECTORS

         The corporation shall be under the direction of a board of directors. The number of directors shall be fixed from time to time by the board of directors. The directors shall be elected at the annual shareholder meeting and shall serve a one-year term until their successors are elected and qualify. Any director may be removed from office with or without cause by the affirmative vote of the holders of the majority of the voting power of the then outstanding shares of stock entitled to vote generally in the election of directors.

                         ARTICLE 7. DIRECTORS' LIABILITY

         The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by subsection (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended or supplemented.

                               ARTICLE 8. BY-LAWS

         The board of directors shall have the power to amend from time to time the by-laws of the Corporation. Such action by the board of directors shall require the affirmative vote of at least a majority of the directors then in office at a duly constituted meeting of the board of directors called for such purpose. The stockholders may amend by-laws made by the board of directors.

                              ARTICLE 9. [Reserved]

                             ARTICLE 10. [Reserved]

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

                           ARTICLE 11. INDEMNIFICATION

         The Corporation shall indemnify any person (a "Covered Person") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that such Covered Person is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, to the fullest extent permitted by law. Notwithstanding the preceding sentence, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) only if the commencement of such Proceeding (or part thereof) by such Covered Person was authorized in advance by the Board of Directors.

         IN  WITNESS   WHEREOF,   the   corporation  has  caused  this  Restated
Certificate of Incorporation to be signed by its President this 9th day of September 2005.

                                         iSecureTrac Corp.



                                         By:  /s/  THOMAS E. WHARTON, JR.
                                            ---------------------------------
                                            Thomas E. Wharton, Jr.
                                            President





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